                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              Steel Dynamics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        [STEEL DYNAMICS, INC. (TM) LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2003

To our Stockholders:

         You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME..........................  9:00 a.m., Fort Wayne time
                                Thursday, May 29, 2003

PLACE ........................  Grand Wayne Center
                                John Whistler Ballroom
                                120 West Jefferson Boulevard
                                Fort Wayne, Indiana 46802

ITEMS OF BUSINESS.............  (1)  To elect eleven (11) Directors for a one-year term.
                                (2)  To approve Ernst & Young LLP as our independent auditors for the fiscal year ending December
                                     31, 2003.
                                (3)  To approve the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan.
                                (4)  To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting.

RECORD DATE...................  You may vote if you were a stockholder of record on March 25, 2003.

2002 ANNUAL REPORT............  Our 2002 Annual Report to Stockholders, which is not a part of this proxy soliciting material, is enclosed.

PROXY VOTING..................  You will be able to vote in one of four ways:
                                (1)  Mark, sign, date and return your proxy card in the enclosed envelope.
                                (2)  Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
                                (3)  Visit the web site shown on your proxy card and follow the instructions for voting on the
                                     Internet.
                                (4)  Vote in person at the meeting.

                                You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

                                           /s/ KEITH E. BUSSE
                                           KEITH E. BUSSE
                                           President and Chief Executive Officer

April 24, 2003

                                TABLE OF CONTENTS

                                                                                                             PAGE
Voting Information..........................................................................................   1

Governance of the Company...................................................................................   4

PROPOSAL NO. 1 - ELECTION OF DIRECTORS......................................................................   6

Information on Directors and Executive Officers.............................................................   8

Executive Compensation......................................................................................  10

Equity Compensation Plan Information........................................................................  11

Option Grants in Last Fiscal Year...........................................................................  11

Aggregated Option Exercises in 2002 and Fiscal Year-End Values..............................................  12

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS....................................  13

PROPOSAL NO. 3 - APPROVAL OF 2003 EXECUTIVE INCENTIVE COMPENSATION PLAN.....................................  14

Report of the Compensation Committee on Executive Compensation..............................................  20

Report of the Audit Committee...............................................................................  21

Stockholder Return Performance Graph........................................................................  23

                              STEEL DYNAMICS, INC.
                      6714 POINTE INVERNESS WAY, SUITE 200
                               FORT WAYNE, IN 46804
                            TELEPHONE: (260) 459-3553

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2003

                               VOTING INFORMATION

         PURPOSE. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2003 Annual Meeting of stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 29, 2003, beginning at 9:00 a.m. Fort Wayne time, in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

         We started mailing this proxy statement and the enclosed proxy card beginning on or about April 24, 2003. We are soliciting proxies from all of our stockholders in order to give all stockholders an opportunity to vote on matters to be presented at the meeting, even if they do not attend in person. In the following pages of this proxy statement, you will find information on matters to be voted on at the meeting or at any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement, the proxy and our 2002 Annual Report to Stockholders are also available on our internet site at www.steeldynamics.com under the heading "Investor Info."

         WHO CAN VOTE. You are entitled to notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on March 25, 2003. If your shares of common stock are registered in your name, you are the stockholder of record. If your shares are held in the name of a broker, custodian, bank, or other holder of record, that person is the stockholder of record and you are considered the "beneficial" owner. If you are not present in person at the annual meeting, your shares can be voted only if represented by a valid proxy, as described below under "Voting of Shares."

         SHARES OUTSTANDING. On March 25, 2003, there were 47,631,097 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate headquarters office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

         ANNUAL MEETING WEBCAST. We will be webcasting this year's annual meeting. You may access the webcast at www.steeldynamics.com by selecting "webcast." However, other than our proxy statement and form of proxy, no other information on our website is to be considered a part of our proxy soliciting materials.

         VOTING OF SHARES. We realize that most of our stockholders will probably not be able to attend the meeting in person. However, it is very important that your shares be represented by proxy. This is because we can only take action at the annual meeting, with respect to a particular matter, if on the record date a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present and to vote your shares at the annual meeting in accordance with your instructions.

         For purposes of determining whether a quorum is present, shares voted FOR, AGAINST or

ABSTAIN, as well as broker "non-votes" count as shares that are present, although they will not count in determining total votes actually cast on a particular matter. A broker non-vote on a particular proposal occurs if and when a person holding shares for another beneficial owner, such as a broker, custodian, bank, or other holder of record, does not vote on that proposal because that person does not have discretionary voting power to vote on that proposal and has not received instructions on how to vote from the beneficial owner. In this regard, the New York Stock Exchange ("NYSE") has proposed new regulations that, if adopted prior to our annual meeting, would prohibit brokers or other nominees that are NYSE member organizations (which most brokers and nominees are) from voting in favor of proposals relating to equity compensation plans, such as Proposal No. 3, unless they receive specific instructions from the beneficial owners of the shares on how to vote those shares.

         This year, we are offering you three choices of how to vote by proxy:

         - You may vote by mail in the traditional manner by marking, signing, dating and returning your enclosed proxy card in the envelope that we have enclosed.

         - You may vote by telephone using the toll-free telephone number and instructions shown on your proxy card.

         - You may vote via the internet by using the web site information and instructions listed on your proxy card.

         We anticipate that telephone and internet voting will be available 24 hours a day, 7 days a week. Both methods will prompt you on how to proceed and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card. The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 28, 2003.

         The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

         If you are not the record owner and your shares are held in the name of a broker, custodian, bank, or other holder of record, you will need to obtain, and should receive in the ordinary course of business from that broker, bank or other holder of record, a proxy, executed in your favor from that record holder, authorizing you to vote those shares at the annual meeting.

         If you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the internet, your "proxy"--that is, the persons named in your proxy card--will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

         -        FOR the election of all of the director nominees.

         - FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

         -        FOR the approval of the 2003 Executive Incentive Compensation
                  Plan.

         If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment to the same extent as the person granting the proxy. At the date this proxy statement was printed, we did not anticipate that any other matters would be raised at the annual meeting.

         You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

         - Notify our Corporate Secretary in writing before the meeting that you wish to revoke your proxy.

         -        Submit another proxy with a later date.

         -        Vote by telephone or internet on a later date.

         -        Vote in person at the meeting.

         REQUIRED VOTE. So long as a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the meeting is needed to elect directors, to ratify the appointment of Ernst & Young LLP as independent auditors for the year 2003, to approve the 2003 Executive Incentive Compensation Plan, and on any other matters that may properly come before the annual meeting.

         ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS. This proxy statement and the 2002 Annual Report to Stockholders are available on our website at www.steeldynamics.com under the heading "Investor Info." Stockholders will be able to elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail.

         If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided on the internet if you choose to vote over the internet. You can also choose between paper documents and electronic access by contacting our Investor Relations Department in the manner described.

         If you choose to view future proxy statements and annual reports over the internet, you will still receive a proxy card in the mail next year with instructions containing the internet address of those materials. Your choice will then remain in effect until you contact our Investor Relations Department in the manner described.

         If you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet. Similarly, if you hold your Steel Dynamics stock through a broker, custodian, bank, or other holder of record and you elect electronic access, you will receive an e-mail message next year containing the internet address to use to access our proxy statement and annual report.

         MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS. Under rules adopted by the SEC, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

         This year, we implemented householding for all stockholders who share the same last name and address, where shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of the proxy statement and annual report per address.

         However, if any stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, that person may contact our Investor Relations Department in the manner described. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, custodian, bank, or other holder of record, you can request householding by contacting that broker, custodian, bank, or other holder of record,.

         COST OF PREPARING, MAILING AND SOLICITING PROXIES. We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers, custodians, banks, or other holders of record, to forward the proxy materials and our 2002 Annual Report to the persons who were our beneficial owners on the record date. We will also reimburse such brokers, custodians, banks and other holders of record for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

         In addition, proxies may be solicited on our behalf in person, by telephone or otherwise, by our officers, directors and employees. We have also engaged the firm of Georgeson & Co. to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of up to $6,500 plus expenses for these services.

         ANNUAL REPORT. We are including in this mailing a copy of our 2002 Annual Report to Stockholders, including our financial statements for the required periods ended December 31, 2002. The 2002 Annual Report is not, however, a part of this proxy statement.

         VOTING RESULTS. We will publish the voting results on our website at www.steeldynamics.com, at "Investor Info" following the annual meeting, as well as in our Form 10-Q for the second quarter of 2003, which we will file with the Securities and Exchange Commission ("SEC") in July 2003.

         INVESTOR RELATIONS DEPARTMENT. You may contact our Investor Relations Department in one of four ways:

         - writing to Steel Dynamics, Inc., Investors Relations Department, 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804;

         - fax at 260-969-3590 to the attention of the Investors Relations Department;

         -        e-mail to fred.warner@steeldynamics.com; or

         -        phone the Investors Relations Department at 260-969-3564.

                            GOVERNANCE OF THE COMPANY

         Our business, property and affairs are managed by, or are under the direction of our Board of Directors, pursuant to Indiana's Business Corporation Law and our bylaws. Members of the Board are kept informed of our business and of business and industry developments through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them by management or otherwise obtained, and through participation in meetings of the Board and its committees.

         During 2002, our Board of Directors consisted of 12 persons. Under our bylaws, however, our Board of Directors may amend the bylaws to prescribe a greater or lesser number of directors, and the Board has amended the bylaws to provide that, for 2003, the Board will consist of eleven directors. At the Annual Meeting, therefore, eleven directors will be elected, and each newly elected director will serve for a one-year term until the 2004 Annual Meeting of stockholders.

         The Board has adopted a set of Corporate Governance Policies that address the make-up and function of the Board and the various committees of the Board. You can find a copy of these Corporate Governance Policies on our company website, at www.steeldynamics.com, under "Investor Information--Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting a copy. We will keep these policies and our governance practices current, as may be required by the Sarbanes-Oxley Act of 2002 and any rule changes prescribed by the SEC and by Nasdaq.

         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS. During 2002, the Board of Directors had three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. For 2003, the Board of Directors also has three ongoing committees, the Audit Committee, the Compensation Committee and a reconstituted Corporate Governance and Nominating Committee. Our Audit Committee consists of four persons and our Compensation Committee and Corporate Governance and Nominating Committee each consist of three persons.

         Each of our Board committees has adopted a charter that governs its authority, responsibilities and operation. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the rules and proposed rules of the SEC, and the proposed Nasdaq listing standards regarding corporate governance policies and processes. In anticipation of these various rule changes, and in addition to the adoption of our Corporate Governance Policies, we amended our Audit Committee Charter and adopted our Compensation Committee Charter and our Corporate Governance and Nominating Committee Charter to voluntarily implement certain of these new and proposed rules and standards. We will further amend our policies, standards and charters, if and to the extent necessary, once final rules have been adopted. The Audit Committee's Charter, revised March 18, 2003, is attached to this Proxy Statement as Exhibit A. The charters of the Compensation Committee and of the Corporate Governance and Nominating Committee may be found on our company website, at www.steeldynamics.com under "Investor Information--Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations," 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804 and requesting copies.

         Each of our three committee charters also require that each member of each committee meet: (1) all applicable criteria defining "independence" that may be prescribed from time to time by SEC, Nasdaq and tax rules, listing standards and regulations, (2) the definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (3) the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

         The members of each committee, and the chair of each committee, are appointed annually by the Board.

         The Board of Directors held 12 regularly scheduled and special meetings during 2002, and all directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served during 2002.

         THE AUDIT COMMITTEE. The Audit Committee met six times during 2002.

         The Audit Committee is responsible for the oversight and monitoring of the quality and integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the qualification and independence of our independent auditors, and of the performance both of our independent auditors and the development of our internal audit function. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, as well as for the establishment of procedures for the receipt, retention and treatment of complaints, if any, regarding accounting, internal accounting controls or auditing matters.

         The current members of the Audit Committee are Joseph D. Ruffolo, Paul
B. Edgerley, Dr. Jurgen Kolb and James E. Kelley. Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee. In addition, our Board has determined that all members of our Audit Committee, by virtue of their extensive careers, experience and training in business and finance, meet the criteria of an "audit committee financial expert," established by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

         THE COMPENSATION COMMITTEE. The Compensation Committee met two times during 2002, and all members attended each of the meetings. The current members of the Compensation Committee are Richard J. Freeland, Joseph R. Ruffolo and James E. Kelley.

         The Compensation Committee reviews, makes recommendations to the Board of Directors concerning salaries, incentive and other compensation paid to executive officers and to certain senior financial officers, as well as compensation paid to non-employee directors. The Compensation Committee also reviews and approves all stock option and other equity-based compensation plans and awards and has either been designated to act or is otherwise empowered to act as the administrator or administrative "committee" under each of our stock option and other performance-based compensation plans.

         THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The current members of the Corporate Governance and Nominating Committee are Dr. Jurgen Kolb, Richard J. Freeland and Naoki Hidaka.

         COMPENSATION COMMITTEE AND BOARD INTERLOCKS AND INSIDER PARTICIPATION. Effective in 2003, all of the current members of the three person Compensation Committee meet all applicable "independence" requirements established by the Sarbanes-Oxley Act of 2002 and as set forth in the proposed Nasdaq Listing Standards. During 2002, however, Daniel M. Rifkin, who is the President and Chief Operating Officer of OmniSource Corporation, the supplier of most of the steel scrap we use in the production of new steel, was a member and chair of the previous four person Compensation Committee, and John C. Bates, who is the President and Chief Executive Officer of Heidtman Steel Products, Inc., our largest steel customer, was also a member of that committee. During prior years, however, including 2002, the full Board of Directors considered and approved all compensation matters, and during 2002, the entire Board as well as all six of the independent directors, unanimously approved all 2002 compensation decisions.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities, as well as reports of changes in beneficial ownership. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. These individuals are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our directors and executive officers with respect to 2002 were met.

         STOCKHOLDER PROPOSALS FOR 2004. Any stockholder satisfying the requirements of the Securities and Exchange Commission's Rule 14a-8 and wishing to submit a proposal to be included in the Proxy Statement for the 2004 Annual Meeting of stockholders must submit the proposal in writing to our Corporate Secretary, at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804, on or before November 30, 2003.

         In addition, under our bylaws, any stockholder who has not submitted a timely proposal for inclusion in next year's proxy statement but still wishes to make a proposal at next year's annual meeting must deliver written notice to our Corporate Secretary no later than 60 days nor more than 90 days prior to the first anniversary of the record date for this year's annual meeting. Therefore, for our 2004 Annual Meeting, if such a proposal is not delivered prior to January 25, 2004, it may not be presented at the meeting at all. If a proposal is made after December 26, 2003 and prior to January 25, 2004, we will retain the discretion to vote proxies we receive with respect to any such proposals, so long as we include in our next year's proxy statement advice on the nature of any such proposal and how we intend to exercise our voting discretion, and so long as the proponent does not provide us with a written statement within the time frame determined under Securities and Exchange Commission Rule 14a-4(c)(1) that the proponent intends to deliver his own proxy statement and form of proxy with respect to that proposal. You may obtain a copy of the full text of the bylaw provision by writing to our Investor Relations Department at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Our stockholders will elect 11 directors at the 2003 Annual Meeting. The individuals listed below have been recommended for nomination by the Corporate Governance and Nominating Committee and have been nominated by the Board of Directors. Each director, if elected, will serve until our 2004 Annual Meeting of Stockholders, until a qualified successor director has been elected, or until he resigns or is removed by the Board.

         We will vote your shares as you specify on the enclosed proxy card, or by telephone or internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for any of the nominees, we will vote your shares FOR that other person. We do not anticipate that any nominee will be unable to serve. Following the meeting, the Board of Directors may, however, increase the size of the Board and fill any resulting vacancy or vacancies until the 2004 Annual Meeting of stockholders.

         If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the internet when you vote your proxy.

         Following is the age, principal occupation during the past five years, and certain other information for each of the 11 director nominees.

DIRECTOR NOMINEES.

KEITH E. BUSSE, AGE 60
         DIRECTOR SINCE 1993

         President, Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation, where he last held the office of Vice President. Mr. Busse is a director of Tower Financial Corporation, a publicly held bank holding company.

MARK D. MILLETT, AGE 43
         DIRECTOR SINCE 1993

         Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of our Iron Dynamics subsidiary. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982.

RICHARD P. TEETS, JR., AGE 48
         DIRECTOR SINCE 1993

         Vice President and General Manager of our Structural and Rail Division and a director. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987.

JOHN C. BATES, AGE 59
         DIRECTOR SINCE 1994

         Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc. (steel service center), which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman Steel is our largest customer for our manufactured steel products.

PAUL B. EDGERLEY, AGE 47
         DIRECTOR SINCE 2002
         FORMER DIRECTOR (1994-1999)

         Mr. Edgerley has been Managing Director of Bain Capital, Inc. (venture capital) since May 1993 and, from 1990 to 1993, a general partner of Bain Venture Capital. He is also a director of Sealy Corporation, Anthony Crane Rental LP Walco International, Inc. and Unisource Worldwide. Mr. Edgerley is a member of and Co-chair of our Audit Committee.

RICHARD J. FREELAND, AGE 66
         DIRECTOR SINCE 2000

         For more than twenty-five years, Mr. Freeland has been the President and Chief Executive Officer of Pizza Hut of Fort Wayne, Inc. and six affiliated companies that own and operate approximately 41 Pizza Hut franchised restaurants in Indiana and Ohio. Mr. Freeland is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee.

NAOKI HIDAKA, AGE 48
         DIRECTOR SINCE 2002

         Mr. Hidaka is Senior Vice President and General Manager of the Chicago office and General Manager of the Rolled Steel and Ferrous Raw Materials Division of Sumitomo Corporation of America. Prior to that, from June 1998 to March 2001, Mr. Hidaka was Vice President and Chief Financial Officer of Auburn Steel Company, Inc., and from March 1998 to May 1998, Deputy General Manager of Steel Business Planning and Investment, and from May 1995 to February 1998 was Manager, Plate Export with Sumitomo Corporation of Japan. Mr. Hidaka is a member of our Corporate Governance and Nominating Committee.

JAMES E. KELLEY, AGE 84
         DIRECTOR SINCE 2000

         For more than twenty years, Mr. Kelley has been the Chairman of Kelley Automotive, Inc. and various affiliated companies that own and operate approximately 18 franchised auto dealerships in Indiana and Georgia. In addition, Mr. Kelley is the owner of Jim Kelley Leasing and Kelley Cars, Inc., fleet automobile and truck leasing companies; Midwest Auto Parts, a wholesale supplier of car and truck parts; and Kelley Grain Co. and Trans Oil Ltd., a seed and grain enterprise operating in the Republic of Moldova. Mr. Kelley is also a member of our Audit Committee and Compensation Committee.

DR. JURGEN KOLB, AGE 60
         DIRECTOR SINCE 1996

         Dr. Kolb was a member of the executive board of Salzgitter, AG, a German Steelmaker, and from 1986 to 2001, served as its Director of Sales, before retiring in 2001. Dr. Kolb is also a director of our Iron Dynamics subsidiary. Dr. Kolb is a member of our Audit Committee and of our Corporate Governance and Nominating Committee.

DANIEL M. RIFKIN, AGE 48
         DIRECTOR SINCE 2002

         Mr. Rifkin has been the President and Chief Operating Officer of OmniSource Corporation (scrap metal recycling) since 1997 and a director since 1985. OmniSource is our principal supplier of steel scrap.

JOSEPH D. RUFFOLO, AGE 61
         DIRECTOR SINCE 1999

         Mr. Ruffolo has been a principal in Ruffolo Benson LLC, a business and financial consulting firm, since 1994. Prior to that, Mr. Ruffolo was the President and Chief Executive Officer of North American Van Lines, Inc. Mr. Ruffolo is a director of Tower Financial Corporation, a publicly held bank holding company. Mr. Ruffolo is also a member and co-chair of our Audit Committee and a member of our Compensation Committee.

              THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED ELECTION
            OF ALL OF THE DIRECTORS DESCRIBED IN THIS PROXY STATEMENT.

                 INFORMATION ON DIRECTORS AND EXECUTIVE OFFICERS

         STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. The following table shows how much Steel Dynamics, Inc common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 25, 2003. The Named Executive Officers include the Chief Executive Officer and the four next most highly compensated executive officers based upon compensation earned during 2002.

---------------------------------------------------------------------------------------------------------------
                                                    BENEFICIAL OWNERSHIP AS
                                                       OF MARCH 25, 2003
                                        -------------------------------------------
                                               CURRENT BENEFICIAL    SHARES SUBJECT                     PERCENT
                 NAME                               HOLDINGS           TO OPTIONS+         TOTAL         OWNED*
---------------------------------------------------------------------------------------------------------------
NAMED EXECUTIVE OFFICERS
Keith E. Busse(1)......................               846,875            60,305            907,180        1.8%
Mark D. Millett(2).....................             1,090,584            45,231          1,135,815        2.3%
Richard P. Teets, Jr.(3)...............             1,155,931            45,231          1,201,162        2.4%
Tracy L. Shellabarger(4)...............               300,833            45,231            346,064        0.7%
John W. Nolan(5).......................                37,451            33,925             71,376        0.1%
OTHER DIRECTORS OR NOMINEES
John C. Bates(6).......................             2,990,117             7,542          2,997,659        6.0%
Paul B. Edgerley(7)....................             2,067,207             2,017          2,069,224        4.1%
Richard J. Freeland(8).................                 2,000             7,542              9,542          -%
Naoki Hidaka(9)........................               924,197             3,468            927,665        1.8%
James E. Kelley(10)....................                 7,229             7,542             14,771          -%
Dr. Jurgen Kolb(11)....................                     -             7,542              7,542          -%
Daniel M. Rifkin(12)                                  657,427             1,171            658,598        1.3%
Joseph D. Ruffolo(13)..................                 4,000             7,542             11,542          -%
-------------------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(13 PERSONS)                                       10,083,851           274,289         10,358,140       20.6%
-------------------------------------------------------------------------------------------------------------

+ Represents currently exercisable options and options exercisable within 60 days.

* Assumes exercise of all stock options (for 2,605,702 shares) currently exercisable or exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 47,631,097 on the record date to 50,236,799.

(1) President and Chief Executive Officer and a director, and President and Chief Executive Officer and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Includes 30,677 shares, of which 20,451 are not yet vested, received during 2003 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(2) Vice President and General Manager of our Flat Roll Division and a director, and Vice President and a director of Iron Dynamics, Inc., our wholly-owned subsidiary. Includes 20,677 shares, of which 13,785 are not yet vested, received during 2003 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(3) Vice President and General Manager of our Structural and Rail Division and a director. Includes 20,677 shares, of which 13,785 are not yet vested, received during 2003 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. Also includes 8,000 shares of common stock owned by Mr. Teets' spouse, with respect to which Mr. Teets disclaims beneficial ownership.

(4) Vice President of Finance and Chief Financial Officer and Vice President and Chief Financial Officer of our Iron Dynamics subsidiary. Includes 18,045 shares, of which 12,030 are not yet vested, received during 2003 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. Also includes 84,800 shares of common stock held by Mr. Shellabarger in trust for Mr. Shellabarger's minor children, with respect to which Mr. Shellabarger disclaims beneficial ownership.

(5) Vice President of Marketing. Includes 8,459 shares, of which 5,639 are not yet vested, received during 2003 pursuant to our Amended and Restated Officer and Manager Cash and Stock Bonus Plan.

(6) Director. Consists of all shares of common stock held of record by Centaur, Inc. and Heidtman Steel Products, Inc., of which Mr. Bates is the President and Chief Executive Officer. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Bates pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(7) Director. Mr. Edgerley beneficially owns 67,207 of these shares. The balance of 2,000,000 shares are owned by Brookside Capital Partners Fund, L.P. over which Mr. Edgerley may be deemed to share voting or dispositive power. Mr. Edgerley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Edgerley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(8) Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Freeland pursuant to our stockholder approved Non-Employee
     Director Stock Option Plan.

(9) Director. Consists of all shares held of record by Sumitomo Corporation of America that Mr. Hidaka may be deemed to beneficially own due to his relationship with that entity. Mr. Hidaka, however, disclaims beneficial ownership of these shares. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Hidaka pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(10) Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Kelley pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(11) Director. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Dr. Kolb pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(12) Director. Includes 181,925 shares of common stock held by Mr. Rifkin as trustee under trusts for his minor children, with respect to which Mr. Rifkin disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Rifkin pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

(13) Director. Includes 1,000 shares held in Mr. Ruffolo's retirement plan. Also includes 1,000 shares held by Mr. Ruffolo's spouse, with respect to which he disclaims beneficial ownership. Shares in option column represent stock options, currently exercisable or exercisable within 60 days, issued to Mr. Ruffolo pursuant to our stockholder approved Non-Employee Director Stock Option Plan.

         OTHER PRINCIPAL STOCKHOLDERS. Set forth in the following table is information, as of December 31, 2002, about persons we know to be beneficial owners of more than five percent of our issued and outstanding common stock. Under SEC rules, a beneficial owner is a person who has or shares voting or investment power for the shares or had the right to obtain beneficial ownership within 60 days after the foregoing date.

       NAME AND ADDRESS                                    AMOUNT OF             PERCENT
      OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP       OF CLASS
 Salzgitter Stahl GmbH                                     3,053,615               6.1%
 38223 Salzgitter
 Germany
 Heidtman Steel Products, Inc.                             2,997,659               6.0%
 Centaur, Inc.
 640 Lavoy Road
 Erie, MI 48133

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information with respect to the salaries, bonuses and other compensation we paid for services rendered in 2002, 2001 and 2000, options granted during 2002, options exercised during 2002 and option values as of December 31, 2002, for our Chief Executive Officer and our four other most highly compensated executive officers. The amounts shown include compensation for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                       ANNUAL COMPENSATION                                     AWARDS
--------------------------------------------------------------------------------------------------------------------------
                                                               OTHER         RESTRICTED
                                                               ANNUAL          STOCK        SECURITIES        ALL OTHER
          NAME AND             FISCAL  SALARY(1)  BONUS(2)  COMPENSATION      AWARDS(3)     UNDERLYING     COMPENSATION(5)
     PRINCIPAL POSITION         YEAR      ($)       ($)         ($)             ($)         OPTIONS(4)           ($)
--------------------------------------------------------------------------------------------------------------------------
Keith E. Busse                  2002   408,000    816,000                      426,388        10,751           39,414
  President and Chief           2001   400,000          -                       20,894        13,415            8,021
  Executive Officer             2000   375,000    752,219                      201,153        16,051           24,528
---------------------------------------------------------------------------------------------------------------------
Mark D. Millett                 2002   275,000    550,000                      287,250         8,064           29,144
  Vice President                2001   270,000          -                       13,929        10,062            3,672
                                2000   250,000    502,293                      134,102        12,038           19,631
---------------------------------------------------------------------------------------------------------------------
Richard P. Teets, Jr.           2002   275,000    550,000                      287,250         8,064           29,132
  Vice President                2001   270,000          -                       13,929        10,062            3,581
                                2000   250,000    502,293                      134,102        12,038           19,909
---------------------------------------------------------------------------------------------------------------------
Tracy L. Shellabarger           2002   240,000    480,000                      250,777         8,064           29,144
  Vice President and            2001   235,000          -                       12,256        10,062            3,476
  Chief Financial Officer       2000   220,000    442,310                      118,010        12,038           19,954
---------------------------------------------------------------------------------------------------------------------
John W. Nolan                   2002   150,000    225,000                      117,575         6,048           28,094
  Vice President                2001   145,000          -                        5,766         7,547            3,190
                                2000   138,000    209,361                       55,518         9,029           19,488
---------------------------------------------------------------------------------------------------------------------

1   Represents Base Salary compensation.

2 Represents cash portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan

3 Represents dollar value of the stock portion of a performance-based bonus payable under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan. One-third of the common stock issued during any year for which a stock bonus is payable under the Plan vests and becomes non-forfeitable immediately upon issuance, another third vests and becomes non-forfeitable one year after issuance, and the balance of one-third vests and becomes non-forfeitable two years after issuance.

4 Represents the number of shares covered by options granted under our stockholder approved Amended and Restated 1996 Incentive Stock Option Plan, all of which are either currently exercisable or exercisable within 60 days.

5 Principally represents our matching contributions under our Retirement Savings Plan, contributions under our Profit Sharing Plan, and life insurance premiums.

                      EQUITY COMPENSATION PLAN INFORMATION

         We have four compensation plans, approved by stockholders, under which our equity securities are authorized for issuance to employees or directors in exchange for goods or services: The 1994 Incentive Stock Option Plan; The Amended and Restated 1996 Incentive Stock Option Plan; The Amended and Restated Officer and Manager Cash and Stock Bonus Plan (which, if stockholders approve Proposal No. 3, our new 2003 Executive Incentive Compensation Plan, will be terminated and replaced by the new Plan); and The Non-Employee Director Stock Option Plan.

         The following table summarizes information about our equity compensation plans at December 31, 2002:

----------------------------------------------------------------------------------------------------------------------
                                                                                                     (c)
                                                                                             NUMBER OF SECURITIES
                                                (a)                        (b)             REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                     BE ISSUED UPON EXERCISE OF     EXERCISE PRICE OF         EQUITY COMPENSATION
                                        OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,   PLANS (EXCLUDING SECURITIES
          PLAN CATEGORY                 WARRANTS AND RIGHTS        WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a)
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans                    2,802,384                   $12.54                   3,219,770
approved by security holders
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders                                             --                       --                          --
----------------------------------------------------------------------------------------------------------------------

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

-------------------------------------------------------------------------------------------------------------------
                                                                                                     POTENTIAL
                                                                                                REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL
                                                                                                   RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                                                                                 FOR OPTION TERM(2)
-------------------------------------------------------------------------------------------------------------------
                             SECURITIES
                             UNDERLYING        % OF TOTAL OPTIONS    EXERCISE OR
                           OPTIONS GRANTED    GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION
          NAME             (# OF SHARES)(1)         IN 2002            ($/SH)         DATE       5% ($)    10% ($)
-------------------------------------------------------------------------------------------------------------------
Keith E. Busse                 4,510                 0.78%              17.74       5/21/2007    22,105    48,845
                               6,241                 1.08%              12.82      11/21/2007    22,105    48,847
-----------------------------------------------------------------------------------------------------------------
Mark D. Millett                3,383                 0.59%              17.74       5/21/2007    16,581    36,639
                               4,681                 0.81%              12.82      11/21/2007    16,580    36,637
-----------------------------------------------------------------------------------------------------------------
Richard P. Teets, Jr.          3,383                 0.59%              17.74       5/21/2007    16,581    36,639
                               4,681                 0.81%              12.82      11/21/2007    16,580    36,637
-----------------------------------------------------------------------------------------------------------------
Tracy L. Shellabarger          3,383                 0.59%              17.74       5/21/2007    16,581    36,639
                               4,681                 0.81%              12.82      11/21/2007    16,580    36,637
-----------------------------------------------------------------------------------------------------------------
John W. Nolan                  2,537                 0.44%              17.74       5/21/2007    12,434    27,477
                               3,511                 0.61%              12.82      11/21/2007    12,436    27,480
-----------------------------------------------------------------------------------------------------------------

1 The exercise price of each option is 100% of the fair market value of our common stock on the date the option was granted. All of the foregoing options were issued under the terms of our Amended and Restated 1996 Incentive Stock Option Plan. These options are for a term of five years from the date of grant and become exercisable six months after the date of grant.

2 The dollar amounts in these columns are the result of calculations at the 5% and 10% appreciation rates prescribed by the Securities and Exchange Commission, and, therefore, are not intended to forecast potential future appreciation, if any, in the price of our common stock. Potential realizable value assumes that the common stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. No gain to the optionees is possible without an increase in the price of our common stock over the exercise price of each option.

         AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END VALUES

         The following table gives information for options exercised by each of the named executive officers during 2002 and the value of the "in-the-money" options held by those executive officers at year-end. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

--------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                    OPTIONS AT FISCAL YEAR-END   OPTIONS AT FISCAL YEAR-END(2)
                                                               (#)                           ($)
--------------------------------------------------------------------------------------------------------------
                            SHARES
                          ACQUIRED ON    VALUE
                           EXERCISE    REALIZED(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         NAME                (#)           ($)          (#)            (#)            ($)            ($)
--------------------------------------------------------------------------------------------------------------
Keith E. Busse                -            -          54,064         6,241          46,163           -
--------------------------------------------------------------------------------------------------------------
Mark D. Millett               -            -          40,550         4,681          34,622           -
--------------------------------------------------------------------------------------------------------------
Richard P. Teets, Jr.         -            -          40,550         4,681          34,622           -
--------------------------------------------------------------------------------------------------------------
Tracy L. Shellabarger         -            -          40,550         4,681          34,622           -
--------------------------------------------------------------------------------------------------------------
John W. Nolan                 -            -          30,414         3,511          25,969           -
--------------------------------------------------------------------------------------------------------------

1 Market value of the underlying shares on the date of exercise, if any, less the option exercise price.

2 Market value of shares at December 31, 2002 covered by all in-the-money options, less the option exercise price.

         DIRECTOR COMPENSATION. Our Non-Employee Directors receive attendance fees of $3,000 per Board meeting and $1,500 per committee meeting. They are also reimbursed for expenses incurred in attending meetings. During 2002, average director fees for the year were approximately $31,300 per director. In addition, each Non-Employee Director participates in our stockholder approved Non-Employee Director Stock Option Plan, under which each such director on May 21 and November 21 of each year (each such date defined as a "Grant Date") is automatically granted a nonstatutory stock option, exercisable within five years from the date of grant, to purchase shares of our common stock equal to the number of whole shares, rounded up or down, calculated by dividing a grant value, currently set at $15,000, by the fair market value of our common stock on each such Grant Date.

         The purchase price of stock covered by an option granted pursuant to the Director Plan is 100% of the fair market value of such shares on the day the option is granted. Options are not exercisable until they become vested, and full vesting in an optionee will occur six months after each Grant Date. If an optionee ceases to be a director, for whatever reason, no further grants of options are to be made to that optionee. If an optionee ceases to be a director for any reason other than death, any portion of an option that is then vested but has not been exercised may be exercised at any time prior to its scheduled expiration date.

         The Director Plan is administered by the Compensation Committee, with power and authority to construe provisions of the Director Plan, to determine all questions thereunder, to accelerate the vesting or exercise of an option, and to adopt and amend such rules and regulations as it may deem desirable. The Director Plan is intended to comply in all respects with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162 (m)(4)(C) of the Internal Revenue Code.

         EMPLOYMENT AGREEMENTS. We have employment agreements with Keith E. Busse, our Chief Executive Officer, Mark D. Millett, Vice President and General Manager of our Flat Roll Division, Richard P. Teets, Jr., Vice President and General Manager of our Structural and Rail Division, and Tracy L. Shellabarger, Vice President of Finance and Chief Financial Officer. Each of these employment agreements has an "evergreen" feature, consisting of an initial two year term that is automatically extended annually for an additional year unless, no less than 90 days prior to year-end, either party gives written notice to the other of an intention not to renew.

         If, without cause, any of these officers' employment is either terminated within the two year term or is not extended for the contemplated additional rolling one year period, that officer is entitled to receive a lump sum severance payment, in lieu of any and all claims under the remaining term of his employment agreement, in cash, equal to two years of his then existing Base Salary, together with a pro rata annual bonus payment under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, when calculated, to the date of termination or non-extension (for that year). If the termination or non-extension is for cause, then such officer would not be entitled to receive any severance or bonus payment. If the officer voluntarily terminates his employment, he would not be entitled to any severance payment but would be entitled to receive a pro rata annual bonus payment to the date of termination or non-extension. If employment is terminated due to disability or death, we will continue paying that officer or his estate, as the case may be, the prescribed Base Salary during the remainder of the two year term, except that in the case of disability such payments will be reduced to the extent of any benefits paid by workers' compensation or under any state disability benefit program or under any other disability policy maintained by us.

         Under their employment agreements, each of these officers is paid a Base Salary, which is reflected in the "Salary" column in the Summary Compensation Table in this proxy statement, in addition to which each such officer has been entitled, through 2002, to participate in our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, our Amended and Restated 1996 Incentive Stock Option Plan, our Profit Sharing Plan and our Retirement Savings Plan. If stockholders approve Proposal No. 3, our new 2003 Executive Incentive Compensation Plan will supersede and replace the Amended and Restated Officer and Manager Cash and Stock Bonus Plan, and each of these officers will be entitled to participate in the new plan in lieu of the former plan.

         All Named Executive Officers receive major medical and long-term disability benefits. Messrs. Busse, Millett, Teets and Shellabarger receive term life insurance equal to twice their Base Salaries and Mr. Nolan receives term life insurance equal to his Base Salary.

                                 PROPOSAL NO. 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent auditors to conduct our annual audit for the year 2003, and, although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the auditors' appointment for 2004.

         Ernst & Young LLP conducted our annual audit for 2002, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF
              ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2003.

         AUDIT AND NON-AUDIT FEES. The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2002 and December 31, 2001, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

                               2002          2001
                               ----          ----
Audit Fees                   $412,000      $184,000
Audit-Related Fees             48,000        46,000
Tax Fees                      351,000        38,000
All Other Fees                      -             -
                             --------      --------
                             $811,000      $268,000
                             ========      ========

         Fees for audit services include fees associated with the annual audit, review of the Company's quarterly reports on Form 10-Q, comfort letter procedures, preparing consents, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and audits of benefit plans.

         There were no other services performed during 2002 and 2001.

         POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR. Consistent with SEC policies regarding auditor independence, effective May 6, 2003, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. On March 18, 2003, our Audit Committee adopted the Steel Dynamics, Inc. Audit and Non-Audit Services Pre-Approval Policy, which covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

         Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

         1. AUDIT services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements. Such work includes, but is not limited to, comfort letters, statutory audits or financial audits for subsidiaries or affiliates, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

         2. AUDIT-RELATED services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to financial audits of employee benefit plans, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as "audit services," and assistance with understanding and implementing new accounting and financial reporting guidance.

         3. TAX services include all services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.

         4. ALL OTHER FEES are those associated with services that the Audit Committee believes are routine and recurring services which would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

         Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

                                 PROPOSAL NO. 3
             APPROVAL OF 2003 EXECUTIVE INCENTIVE COMPENSATION PLAN

         BACKGROUND OF NEED FOR A NEW PLAN. Our Board of Directors has approved the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan (the "New Plan"), which is designed to replace our Amended and Restated (1996) Officer and Manager Cash and Stock Bonus Plan (the "Old Plan"). Both the Old Plan and the New Plan are performance-based, predicated on defined profitability criteria.

         Our Old Plan, which was originally adopted in 1996 and was amended and restated in 2000, on both occasions with stockholder approval, covered both executive officers and non-executive managerial employees and was based upon the concept of a single consolidated bonus pool, funded by a defined contribution (originally 5% in 1996, later amended to 6% and then 8%) based on "Adjusted Pre-Tax Net Income" in excess of 10% of "Stockholders Equity." There was a stated maximum allowable bonus, expressed as a multiple of "base salary" (between one and two times base salary in cash and between 50% and 100% of base salary in restricted stock, depending on the person's job function and responsibility). A total of 450,000 shares of our common stock were originally authorized for issuance as stock bonus awards under the Old Plan. Of that number, only 224,835 shares were issued, in the aggregate, of which 95,902 shares have not yet fully vested, for all years through 2002. Participants under the Old Plan included not only the Company's five "Named Executive Officers," but also certain other executive officers and various corporate level and operating managers.

         The Old Plan has worked well, and the basis of the performance measure, specifically Adjusted Pre-Tax Net Income, has appropriately resulted in incentive compensation awards that have been objectively determinable and that have, historically, borne a direct relationship with the Company's operating results. Thus, for example, while the five highest paid executive officers received aggregate cash bonus awards of $2.6 million and stock bonus awards of $1.3 million as a result of 2002's record earnings, the same five individuals received no cash or stock bonuses for 2001 and aggregate cash bonus awards of $2.4 million and stock bonus awards of $643,000 for 2000.

         However, whereas from 1996 through 2001, the Company consisted primarily of a single revenue-producing operating unit, the Butler, Indiana Flat Rolled mini-mill, Steel Dynamics now consists of the Butler facility, the Columbia City, Indiana Structural and Rail mini-mill, the Pittsboro, Indiana Bar Products facility, and the New Millennium Building Systems operations, all of which are expected to become contributors to future Adjusted Pre-Tax Net Income. Therefore, in keeping with the Company's emphasis on performance-based incentive compensation, the Compensation Committee and the Board determined that it is now appropriate to better differentiate the bases upon which future incentive compensation should be predicated, distinguishing between (a) employees exercising executive authority and those persons executing primarily managerial authority (and who the Company believes should now be disengaged from the Old Plan and compensated, instead, at the non-executive operating level, where management is better able to assess and properly recognize their contribution),
(b) executive employees, whose principal responsibilities are corporate and company-wide and executive employees whose responsibilities are split between those at the corporate level and those primarily at the divisional or operating unit level, and (c) employees whose principal responsibilities are mostly divisional.

         Accordingly, the Compensation Committee and the Board concluded that the Old Plan should be replaced by the 2003 Executive Incentive Compensation Plan (the "New Plan"), which the Board approved on February 13, 2003, under which the incentive compensation measures, while continuing to be performance-based and objective as before, are broader and more keenly link a participant's bonus with the nature of that participant's activities that help produce the profits upon which the bonuses are based.

         WHY STOCKHOLDER APPROVAL IS BEING REQUESTED. Under Section 162(m) of the Internal Revenue Code, a company may not deduct for tax purposes compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers, unless the compensation is "performance-based." Compensation is considered "performance-based" if it will be paid only if the executive officer meets one or more objective performance goals, which may be goals articulated for the company as a whole or for a particular business unit. The performance goals must also be in writing and be set by a compensation committee consisting of two or more members, all of whom must be outside directors as defined by the Code. The performance goals must be set before it can be known whether or not the executive officer will meet the goals. The material terms of the performance goals must also be disclosed to and approved by stockholders before the compensation is paid.

         The Company believes that the criteria described in the New Plan as the basis for awarding incentive compensation meet all of the foregoing requirements and, if approved by stockholders, will render compensation paid under the New Plan fully deductible. In the event that stockholders do not approve, compensation paid to the named executive officers in excess of $1,000,000 each may not be deductible under Section 162(m) of the Code.

SUMMARY OF HOW THE NEW PLAN WORKS.

         The following summary description of the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan is qualified in its entirety by reference to the full text of the New Plan, which is attached to this Proxy Statement as Exhibit B.

EFFECTIVE DATE AND TERM OF THE NEW PLAN.

         The New Plan is effective January 1, 2003 and will terminate, unless extended or earlier terminated by the Board, on February 28, 2008.

         If the New Plan is approved by stockholders, the Old Plan will terminate, subject only to the remaining rights of holders of shares of Company common stock issued under the Old Plan that have not yet vested.

WHO IS COVERED UNDER THE NEW PLAN?

         The New Plan identifies two broad categories of covered executive employees eligible for incentive compensation under the New Plan: corporate level executive employees and operating level or divisional executive employees. Each of these categories in turn consists of two groups, for Plan purposes, according to a participant's level of responsibility.

         The two groups of corporate level executive employees are "Corporate Executive Officers," initially consisting of the Company's President and Chief Executive Officer and the Company's Chief Financial Officer, and "Corporate Officers," initially consisting of the Company's Vice President of Sales and Marketing. The two groups of operating level or divisional categories of covered executive employees are "Divisional Executive Officers," including the Vice President and General Manager of the Company's Flat Roll Division and the Company's Vice President and General Manager of the Structural and Rail Division, and "Divisional Officers," initially including the general manager of the Company's Bar Products Division and the President of the Company's New Millennium Building Systems Division. In addition, the Compensation Committee may make changes, within prescribed time limits, to any of the foregoing categories of covered executive employees, including the addition of executive employees, moving employees into other categories, or changing the categories themselves.

HOW IS INCENTIVE COMPENSATION DETERMINED UNDER THE NEW PLAN?

         There are two measures of incentive compensation under the New Plan, and they are applicable to either one or both of the two categories of covered executive employees. Both are performance-based.

         The first measure is calculated at the corporate level and is based upon company-wide "Adjusted Pre-Tax Net Income," defined as consolidated net income, before taxes, extraordinary items and bonuses payable to participants under the New Plan, with adjustments for certain start-up expenses associated with significant capital expenditures. For any year under the New Plan, a "Bonus Pool" is identified, if any, by multiplying consolidated Adjusted Pre-Tax Net Income, minus an amount equal to 10% of "Average Stockholders Equity," by a percentage amount determined annually by the Compensation Committee. That amount is currently set at 5 1/2%, but the Committee may vary that range between a low of 5% and a maximum of 6 1/2%. The resulting Bonus Pool is then allocated among the eligible executive employees in accordance with each "Participant's Bonus Pool Percentage," derived for any participant by a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the New Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries.

         Corporate Executive Officers and certain other Corporate Officers, as identified in the New Plan, participate solely in this Bonus Pool, with 100% of their incentive compensation derived, if at all, through their participation in this company-wide Bonus Pool. On the other hand, Divisional Executive Officers and certain other Divisional Officers identified in the New Plan, derive only part of their incentive compensation through this company-wide Bonus Pool and also derive part of their incentive compensation based upon operating level or divisional performance. Currently, Divisional Executive Officers will derive half of their incentive compensation through participation in the company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their divisional performance. The other Divisional Officers currently will derive 25% of their incentive compensation through participation in the company-wide Bonus Pool and 75% of their incentive compensation through their divisional bonus formula.

         The Compensation Committee has the authority to vary these allocation percentages, both with respect to Divisional Executive Officers and Divisional Officers, within a range of not less than 40% nor more than 60%, in the case of Divisional Executive Officers, and within a range of not less than 65% nor more than 85% in the case of other Divisional Officers.

         The second broad category of incentive compensation is predicated on divisional performance and is based upon a return on assets analysis. Unlike Corporate Executive Officers and other Corporate Officers, who participate only in the company-wide Bonus Pool, Divisional Executive Officers and other Divisional Officers participate partly in the Bonus Pool and partly in a divisional performance bonus outside of the Bonus Pool.

         Each year, the Compensation Committee will set a minimum return on assets target percentage, by division (the "Minimum ROA Target"), currently set at 5% and able to be varied by the Committee between a minimum of 4% and a maximum of 6%, below which no divisional cash or stock bonus may be paid. The Committee will also set a maximum return on assets target (the "Maximum ROA Target"), currently set at 30% and which the Committee may vary between a minimum of 25% and a maximum of 35%, at which level a Divisional Executive Officer or Divisional Officer will be entitled to receive his "Maximum Divisional Cash Bonus" or "Maximum Divisional Stock Bonus," as defined under the New Plan. Once these preliminary calculations have been made, the division's performance is measured by calculating that division's "Divisional Return on Assets," using a percentage derived by dividing the sum of (a) the division's net income for the year, (b) the amount of certain corporate expenses allocated to that division, and (c) the amount of incentive bonus compensation expenses associated with the New Plan, by the division's "Average Divisional ROA Assets" (further defined as the sum of the total divisional assets employed by that division at the end of each month during the year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by the number of months of the year, plus one.

         The calculation of a divisional participant's entitlement to any incentive compensation based on divisional performance may be illustrated by using an example of a Divisional Executive Officer whose current incentive compensation is based 50% on the company-wide Bonus Pool and 50% on divisional performance, as follows: he would receive a divisional bonus, if any, in an amount equal to that percentage of his Maximum 50% Divisional Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the year and the applicable Maximum ROA Target for that year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that year. In this example, if the Divisional Executive Officer's Maximum Divisional Cash Bonus for the year were assumed to be $400,000 and the actual Divisional Return on Assets for the year were assumed to be 22%, the Divisional Executive Officer would be entitled to receive 68% of his Maximum Divisional Cash Bonus of $400,000 for the year (the 22% Divisional Return on Assets being 17 increments above the Minimum ROA Target of 5%, divided by the 25 whole number increments between the Minimum ROA Target and the Maximum ROA Target).

WHAT IS THE MAXIMUM THAT AN EXECUTIVE CAN EARN IN INCENTIVE COMPENSATION UNDER THE NEW PLAN?

         Corporate Executive Officers. A Corporate Executive Officer, such as the Company's President and Chief Executive Officer or Chief Financial Officer, may earn a cash bonus in an amount equal to the product of (a) his Bonus Pool Percentage and (b) the applicable Bonus Pool for the year, but not in excess of two and one-half (2 1/2) times his Base Salary (which is established annually by the Compensation Committee at the beginning of the year and approved by the Board).

         The Corporate Executive Officer may also be entitled to receive a stock bonus, if there are unallocated amounts still remaining in the Bonus Pool after payment of all applicable cash bonuses. Any such stock bonus would be distributed in the form of restricted stock, which fully vests over a two-year period, having, at the time of issuance, a fair market value equal to the product of (a) the Corporate Executive Officer's Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash bonuses). The amount of the stock bonus, if any, however, may not exceed the Corporate Executive Officer's Base Salary.

         Corporate Officers. A Corporate Officer's cash and stock bonus is calculated in the same manner as that of the Corporate Executive Officers, except that the maximum cash bonus for a Corporate Officer may not exceed one and one-half (1 1/2) times the Corporate Officer's Base Salary, and the maximum stock bonus for the Corporate Officer may not exceed 75% of the Corporate Officer's Base Salary.

         Divisional Executive Officers. As currently constituted, a Divisional Executive Officer can derive half of his cash and stock bonus from the company-wide Bonus Pool, in the manner previously described. These amounts are calculated in the same manner as those of Corporate Executive Officers, except that the Divisional Executive Officer's maximum cash bonus may not exceed an amount equal to half of his Base Salary multiplied by two and one-half (2 1/2). Similarly, his stock bonus based on the company-wide Bonus Pool is also limited to a maximum of 50% of his Base Salary.

         The remaining half of a Divisional Executive Officer's maximum incentive compensation is based on divisional performance but may not exceed half of his Base Salary multiplied by two and one-half (2 1/2), in cash, and half of his Base Salary in shares of the Company's restricted stock.

         Divisional Officers. Divisional Officer's incentive compensation is calculated in the same manner and is subject to the same limitations as the maximum incentive compensation payable to Divisional Executive Officers, except that the portion of his incentive compensation that is based on the Bonus Pool is only 25%, not 50%. The maximum incentive compensation from both sources, however, may not exceed one and one-half (1 1/2) times his Base Salary, in cash, and 75% of his Base Salary, in the Company's restricted stock.

         The following table illustrates the minimum and maximum amounts that are payable to Corporate Executive Officers, Corporate Officers, Divisional Executive Officers and Divisional Officers, in both cash and in shares of Company restricted stock, under the New Plan.

                               ILLUSTRATIVE CHART
   (MINIMUM/MAXIMUM BONUS POSSIBILITIES EXPRESSED AS A PERCENTAGE OF BASE PAY)

----------------------------------------------------------------------------------------------------------------------
                                                  CASH BONUS                              STOCK BONUS
----------------------------------------------------------------------------------------------------------------------
                                      COMPANY-WIDE      DIVISIONAL ROA       COMPANY-WIDE BONUS      DIVISIONAL ROA
                                       BONUS POOL*       PERFORMANCE*               POOL*             PERFORMANCE*
----------------------------------------------------------------------------------------------------------------------
(1)Corporate Executive Officer          0% to 250%           N/A                  0% to 100%              N/A
-----------------------------------------------------------------------------------------------------------------
(2)Divisional Executive Officer         0% to 125%         0% to 125%              0% to 50%             0% to 50%
-----------------------------------------------------------------------------------------------------------------
(3)Corporate Officer                    0% to 150%           N/A                   0% to 75%               N/A
-----------------------------------------------------------------------------------------------------------------
(4)Divisional Officer                  0% to 37.5%       0% to 112.5%           0% to 18.75%          0% to 56.25%
-----------------------------------------------------------------------------------------------------------------

*  Bonus percentages expressed as a percentage of annual base salary.

(1) Corporate Executive Officers' bonus compensation is based 100% on consolidated financial results.

(2) Divisional Executive Officers' bonus compensation is 50% based on consolidated financial results and 50% based on divisional financial results.

(3) Corporate Officers' bonus compensation is 100% based on consolidated financial results.

(4) Divisional Officers' bonus compensation is 25% based on consolidated financial results and 75% based on divisional financial results.

HOW MANY SHARES OF COMPANY STOCK MAY BE ISSUED UNDER THE NEW PLAN?

         A maximum of 750,000 shares has been allocated for issuance over the next five years as stock bonuses, if earned, to covered executives. However, approximately 225,165 shares previously authorized (of the original 450,000 shares) under the Old Plan remain unissued. Therefore, the net additional increase in shares authorized for issuance under the New Plan amounts to only 524,835 additional shares over the following five years. A participant under the New Plan may not elect to take Company shares in lieu of a cash bonus and may only receive shares if the aggregate bonus payments earned for a particular year exceed the maximum allowable cash bonus.

         Upon termination of a participant's employment for any reason other than retirement, all shares of restricted stock of that participant which were not vested at the time of termination are required to be forfeited and returned to the Company, although the Committee may exercise its discretion and waive the forfeiture. Stock that is restricted and forfeitable under the New Plan, because it has not yet vested, is not permitted to be transferred, assigned, sold, pledged or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process. Subject to these limitations, however, and as long as forfeiture has not occurred, a participant is treated as the owner of restricted stock, with full dividend and voting rights.

         The total number of shares authorized for issuance under the New Plan is also subject to adjustment in the event of any stock dividends, stock splits, combinations or exchanges of shares, recapitalizations or other changes in our capital structure, as well as any other corporate transactions or events having an effect similar to any of the foregoing. If any such event were to occur, the aggregate number of shares reserved for issuance under the New Plan would be automatically adjusted to equitably reflect the effect of such changes.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE NEW PLAN?

         Under present federal income tax laws, participants will realize ordinary income equal to the amount received in the year of receipt. If the award is paid as a cash payment, the Company will receive a deduction for the amount constituting ordinary income to the participant, providing that the New Plan meets the performance-based compensation standards of Code Section 162(m) and provided that stockholders have approved the New Plan. If the value of the award is delivered in shares of the Company's restricted stock, participants will realize ordinary income related to the restricted stock at the time that the restrictions lapse and the shares become nonforfeitable. The Company will at such time receive a corresponding tax deduction.

         The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan.

                 THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE
        STEEL DYNAMICS, INC. 2003 EXECUTIVE INCENTIVE COMPENSATION PLAN.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORTS AND THE PERFORMANCE GRAPH ON PAGE 23 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         Our executive compensation philosophy is based upon the following principles:

         - Base salaries should be competitive with the level of salaries paid to officers in comparable companies with comparable responsibilities.

         - Variable compensation, both in the form of cash and stock bonus awards, should be directly related to the financial results produced during the year.

         - Long-term compensation, in the form of stock options, directly links officers' rewards to stock price appreciation.

         The Compensation Committee establishes the salaries and other compensation of the Company's executive officers, including its President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The current members of the Compensation Committee, for 2003 consist of three members of the Board of Directors, all of whom meet (a) all criteria for "independence" prescribed by SEC, Nasdaq and tax rules, listing standards and regulations applicable to the Compensation Committee (b) the definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act, and (c) the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code. During 2002, however, the Compensation Committee consisted of four non-employee directors, two of whom did not meet all of the foregoing standards. All recommendations by the Compensation Committee during 2002, were considered by the full Board of Directors and were approved not only by the full Board of Directors but by all six members of the Board of Directors who met the foregoing three criteria. Our executive compensation programs consist of three principal elements: base salary, a cash and stock bonus incentive compensation component, and stock options.

         BASE SALARY. The Compensation Committee recommends a base salary for executive officers, including the president and chief executive officer, based upon a comparative review of companies within the steel manufacturing peer group, both mini-mills and integrated mills, as well as a review of other companies believed to be representative and comparable in terms of size and the nature of its operations. The Compensation Committee has traditionally established base salary at somewhat under the level of the prevailing base salaries of the peer group and comparable other company executives, primarily because of the Company's philosophy to align total executive officer pay with the financial results of the Company's operations. This is consistent with the Company's philosophy and culture that guides its compensation for all of its employees, which emphasizes a strong element of incentive compensation based on operating results. During 2002 and in prior years, the Company's base salary level for its executive officers was significantly below the median for its peer and comparable groups.

         INCENTIVE BONUS. The Compensation Committee believes that incentive compensation should be geared toward rewarding excellent financial performance results, and executive officers ought to be rewarded for producing Company profits. Accordingly, since 1996, the Company has provided this incentive compensation to its executives through a performance-based bonus formula that pays bonuses, in cash and in stock, based upon profits over and above a stated threshold amount.

         The annual incentive bonus is determined under our Amended and Restated Officer and Manager Cash and Stock Bonus Plan, originally adopted in 1996 and amended, restated and approved by stockholders in 2000. This Plan creates a bonus pool based on various levels of adjusted pre-tax net income, less an amount equal to 10% of average stockholders equity, as defined, and then allocates that bonus pool among the participants in accordance with their respective base salaries. Under the existing Plan, certain executives can earn up to twice their respective base salaries in cash bonus payments and up to the amount of their base salaries in shares of stock issued at fair market value on the date of the award.

         STOCK OPTION PLAN. The Compensation Committee believes that the long-term incentive benefits of stock ownership, through the acquisition of stock options and through stock bonus awards, if applicable, aligns management's long-term interests with those of stockholders in general. The Company also evidences that philosophy by including the named executive officers in the same incentive stock option plan that is applicable to all Company employees.

         In October 1996, and as amended pursuant to stockholder approval at our 2001 Annual Meeting, our Board of Directors adopted and the stockholders approved the 1996 Incentive Stock Option Plan, which covers all of our full-time employees (approximately 676 employees at December 31, 2002), including officers, managers, supervisors, professional staff, and hourly employees.

         Under the 1996 Plan, we award automatic semi-annual stock options to all such employees, in different dollar equivalent amounts, by position category, based upon the fair market value of our common stock on each semi-annual grant date, with an exercise price equal to the same fair market value on the grant date. Options issued under the Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter.

         OTHER COMPENSATION.

         PROFIT SHARING PLAN. We have established a Profit Sharing Plan for eligible employees, including the named executive officers, which is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, we annually allocate to Profit Sharing Plan participants (the "profit sharing pool") an amount equal to 5% of our pre-tax profits. The profit sharing pool is used to fund the Profit Sharing Plan, as well as a separate cash profit sharing bonus that is paid to employees in March of the following year. The amount allocated to our Chief Executive Officer, for 2002 pursuant to the Profit Sharing Plan was $26,634.

         RETIREMENT SAVINGS PLAN. We have also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation, and we match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer, Keith E. Busse, for 2002 pursuant to the Retirement Savings Plan was $550.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Company compensates its chief executive officer, just like its other executive officers, by a combination of three principal elements: base salary, incentive compensation awarded under its Amended and Restated Officer and Manager Cash and Stock Bonus Plan, and stock option awards granted twice annually in pre-described amounts, pursuant to the Company's Amended and Restated 1996 Incentive Stock Option Plan. During 2002, the Company's chief executive officer, Keith E. Busse was paid a base salary of $408,000, received a cash bonus of $816,000 and a stock bonus equal to $426,388. In addition, Mr. Busse was granted options for 4,510 shares of common stock, at an exercise price of $17.74, in May 2002 and was granted an option for 6,241 shares of common stock, at an exercise price of $12.82 in November 2002, all under the 1996 Plan.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is comprised of four directors, all of whom meet all applicable SEC and Nasdaq standards for "independence." Current members of the Audit Committee are Joseph D. Ruffolo, Paul B. Edgerley, Dr. Jurgen Kolb and James E. Kelley. Messrs. Ruffolo and Edgerley serve as Co-Chairs of the Audit Committee.

         The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in March 2003. A copy of the revised Audit Committee Charter is attached as Exhibit A to this proxy statement.

         Among its many functions, the Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls.

         In this context, the Audit Committee met and held discussions with management and with the independent auditors six times during the year to consider the overall quality of the Company's financial reporting and disclosure controls, the Company's critical accounting policies and the general objectivity, thoroughness and fairness of its financial reporting process, including the Company's system of internal controls. The Audit Committee discussed these matters with the Company's independent auditors and with appropriate Company financial personnel, and also discussed with the

Company's executive management and independent auditors the process used for certifications by the Company's Chief Executive Officer and Chief Financial Officer, as required by the SEC and by the provisions of the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the SEC. The Audit Committee met privately with the independent auditors, who in any event have unrestricted access to the Audit Committee.

         The Audit Committee has reviewed and discussed with management and with the independent auditors the audited financial statements. The Audit Committee received from has discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to Ernst & Young LLP's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence, and the Audit Committee has concluded that the independent auditors are in fact independent from the Company and its management.

         The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments if applicable. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

         The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they felt should be raised with the Audit Committee.

         Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Steel Dynamics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

                                                            The Audit Committee:

                                                     Joseph D. Ruffolo, Co-Chair
                                                      Paul B. Edgerley, Co-Chair
                                                         James E. Kelley, Member
                                                         Dr. Jurgen Kolb, Member

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of companies on the NASDAQ Stock Market - US Index and the Standard & Poor's Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following our initial public offering of our common stock) and the last trading day prior to December 31, 2002, and assumes the reinvestment of dividends (of which there were none).

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG STEEL DYNAMICS, INC., THE NASDAQ STOCK MARKET(U.S.) INDEX
                            AND THE S & P STEEL INDEX

[LINE GRAPH CHART]

                                                     Cumulative Total Return
                               ------------------------------------------------------------------
                                12/96       12/97       12/98      12/99       12/00       12/01
STEEL DYNAMICS, INC.           100.00       83.66       61.44      83.34       57.52       60.71
NASDAQ STOCK MARKET (U.S.)     100.00      150.67      260.18     681.69      761.95      363.66
S & P IRON & STEEL             100.00       90.83       80.10      76.38       52.86       42.68

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31, 2002.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                                  OTHER MATTERS

         We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

                                    By Order of the Board of Directors

                                    /s/Keith E. Busse
                                    Keith E. Busse
                                    President and Chief Executive Officer

Fort Wayne, Indiana
April 24, 2003

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

         The Board of Directors (the "Board") of Steel Dynamics, Inc. (the "Company") has invested the Board's Audit Committee with certain direct authority and with the authority to assist the Board in fulfilling certain of its financial oversight responsibilities. This Audit Committee Charter sets forth the purposes of the Audit Committee and the governing principles by which it is to conduct its activities.

I.       AUDIT COMMITTEE PURPOSES.

         The Audit Committee is appointed by the Board to assist the Board in monitoring:

         A. The quality and integrity of the Company's financial statements;

         B.       The independent auditor's qualifications and independence;

         C.       The performance of the Company's independent auditors;

         D. The soundness and performance of the Company's systems and internal controls regarding financial and accounting compliance, as well as the soundness and performance of the Company's internal audit function; and

         E. The Company's compliance with legal and regulatory requirements.

         In addition to its regular reporting functions to the Board, the Audit Committee shall be directly responsible for:

         F. The appointment, subject to stockholder ratification, if required, and the compensation, retention and oversight of the Company's independent auditors (including resolution of any disagreements between management and the auditor regarding financial reporting);

         G. The establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

         H. The preparation of the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

         The independent auditor shall report directly to the Audit Committee.

         While the function of the Audit Committee is oversight, the Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements and its overall financial reporting process. In addition, management, with the assistance of the internal auditing department, is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures that are part of their engagement.

Steel Dynamics, Inc. Audit Committee Charter
(Revised March 18, 2003)

         In fulfilling their responsibilities hereunder, the Company recognizes that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards; and each member of the Audit Committee shall be entitled to rely on (1) the integrity of those professional persons and organization, both within and outside the Company, from whom or from which it receives information, (2) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which, if it occurs, shall be promptly reported to the Board), and (3) representations made by management as to any information technology, internal audit and other non-audit services provided to the Company by the independent auditors.

II.      AUDIT COMMITTEE COMPOSITION.

         A. The Board shall appoint the members of the Audit Committee, on the recommendation of the Company's Governance and Nominating Committee. Members shall serve a one year term or until their successors have been appointed by the Board.

         B. The Audit Committee shall consist of not less than three (3) nor more than five (5) persons, none of whom (i) shall be, or during the five prior years shall have been an officer or employee of the Company or any of its subsidiaries, or, other than in his or her capacity as a Board member or a member of any Board committee, an affiliate of the Company or any subsidiary, or
(ii) shall have any other material relationship, directly or as a partner, shareholder or officer of an organization that has a relationship, with the Company or with management which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and Audit Committee member, and each of whom (iii) shall meet (x) all criteria for "independence" that may be prescribed from time to time by SEC, Nasdaq and tax rules, listing standards and regulations applicable to audit committees, as such rules and requirements are interpreted from time to time by the Board in the exercise of its business judgment, (y) the definition of a "non-employee director" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, and (z) the definition of an "outside director" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code.

         C. Committee members must be financially literate, must possess a basic understanding of finance and accounting, and must be able to read and understand financial statements. The Board shall designate at least one member of the Audit Committee but may also determine that additional or all members of the Audit Committee qualify as an "audit committee financial expert," as defined by applicable SEC and Nasdaq rules. The Audit Committee shall appoint a Chairperson and may appoint a Co-Chairperson.

         D. Audit Committee members shall not simultaneously serve on the audit committees of more than one other public company.

         E. Members of the Audit Committee shall not receive any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than in the member's capacity as a member of the Board or any Board committee.

III.     AUDIT COMMITTEE MEETINGS.

         A. The Audit Committee shall meet as often as it determines to be necessary and appropriate, but not less frequently than quarterly.

Steel Dynamics, Inc. Audit Committee Charter                                   2
(Revised March 18, 2003)

         B. The Audit Committee shall periodically meet with management, with internal audit personnel and with the Company's independent auditors, in executive sessions, and may from time to time request any officer or employee of the Company or the Company's outside counsel, other advisors or the independent auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

         C. Members of the Audit Committee may participate in any meeting by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

IV.      AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES.

         A.       AUDIT COMMITTEE AUTHORITY.

                  (1) The Audit Committee shall have the ultimate authority and responsibility to appoint, evaluate, determine whether to retain and, where appropriate, replace the independent auditors, subject to stockholder ratification, if required.

                  (2) The Audit Committee shall be responsible for the establishment and approval of all audit engagement fees. compensation and terms, and shall pre-approve all auditing services or the method of determining additional auditing services fees not covered by the original terms of engagement, as well as all permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (subject only to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934), which are approved by the Audit Committee prior to the completion of the audit.

                  (3) The Audit Committee may from time to time delegate certain authority to subcommittees consisting of one or more members when appropriate, which may include the Chairperson or Co-Chairperson of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting and shall be noted in the minutes of the Audit Committee.

                  (4) The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Audit Committee in the discharge of its responsibilities.

                  (5) The Board shall provide the Audit Committee with appropriate funding, as determined or requested by the Audit Committee from time to time, for payment of compensation to any persons employed by or rendering services to the Audit Committee or to the Board, including the independent auditors.

                  (6) The Audit Committee shall make regular reports to the Board, which shall include an annual review of the Audit Committee's own performance.

                  (7) The Audit Committee shall review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

         B. AUDIT COMMITTEE RESPONSIBILITIES. The Audit Committee shall have the following duties and responsibilities, it being understood that this itemization is only by way of illustration and not by way of limitation:

Steel Dynamics, Inc. Audit Committee Charter                                   3
(Revised March 18, 2003)

                  (1)      Financial Statement and Disclosure Matters.

                           (a) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements as presented are acceptable for inclusion in the Company's Form 10-K.

                           (b) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

                           (c) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of any material control deficiencies.

                           (d) Review and discuss quarterly reports from the independent auditors concerning:

                                    (i)      All critical accounting policies
                           and practices.

                                    (ii)     Any alternative treatments of
                           financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                                    (iii)    Other material written
                           communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

                           (e) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

                           (f) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

                           (g) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

                           (h) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Steel Dynamics, Inc. Audit Committee Charter                                   4
(Revised March 18, 2003)

                           (i) Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud or possible fraud involving management or other employees who have a significant role in the Company's internal controls.

                  (2) Oversight of the Company's Relationship with the Independent Auditor.

                           (a) Review and evaluate the lead partner of the independent auditor team.

                           (b)      Obtain and review a report from the
                  independent auditor at least annually regarding

                                    (i)      The independent auditor's internal
                           quality-control procedures,

                                    (ii)     Any material issues raised by the
                           most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

                                    (iii)    Any steps taken to deal with any
                           such issues, and

                                    (iv)     All relationships between the
                           independent auditor and the Company.

                           (c) Evaluate the qualifications, performance and independence of the independent auditor, including consideration of whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the Company's internal auditors. The Audit Committee shall present its conclusions periodically to the Board with respect to the independence of the auditor.

                           (d) Ensure the rotation of the audit partners as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

                           (e) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the Company's audit.

                           (f) Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and on any other matters concerning audit quality and consistency that the Audit Committee deems appropriate.

                           (g) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Steel Dynamics, Inc. Audit Committee Charter                                   5
(Revised March 18, 2003)

                  (3)      Oversight of the Company's Internal Audit Function.

                           (a) Review the appointment and replacement of the senior internal auditing executive.

                           (b) Review the significant reports to management prepared by the internal auditing department, together with management's responses.

                           (c) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

                  (4)      Compliance Oversight.

                           (a)      Obtain from the independent auditor
                  assurances that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

                           (b)      Obtain reports or assurances from
                  management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiaries and any foreign affiliated entities are in conformity with applicable legal requirements.

                           (c) Review reports and disclosures of insider and affiliated party transactions.

                           (d) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and codes of ethics.

                           (e) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

                           (f) Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable business, financial, accounting or auditing matters.

                           (g) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

                           (h) Discuss with the Company's legal counsel any matters that may have a material impact on the financial statements or the Company's compliance policies.

Steel Dynamics, Inc. Audit Committee Charter                                   6
(Revised March 18, 2003)

                                    EXHIBIT B

                              STEEL DYNAMICS, INC.
                   2003 EXECUTIVE INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan (the "Plan") is to provide annual performance-based incentive compensation to executives, based on the financial performance criteria described in this Plan.

         This Plan supersedes and replaces the Steel Dynamics, Inc. Amended and Restated Officer and Manager Cash and Stock Bonus Plan (the "Old Plan"), originally adopted, with stockholder approval, October 28, 1996 and amended, with stockholder approval, effective January 1, 2000, except that all Stock bonus awards previously made under the Old Plan and not yet fully vested shall continue to be governed by the terms of the Old Plan.

         Under the Old Plan, 450,000 shares of Stock were authorized for issuance; and, from inception of the Old Plan to date, a total of 224,835 shares were issued, of which 95,902 shares have not yet vested. Accordingly, the balance of 225,165 shares, together with any additional vesting forfeitures, remaining unissued under the Old Plan will be available for issuance under this Plan, as part of and not in addition to the total number of shares authorized under Section 3.1 of this Plan.

         2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan is January 1, 2003, subject to stockholder approval. The Plan shall terminate on February 28, 2008, unless extended, subject to stockholder approval, or earlier terminated by the Board.

         3.       SHARES OF STOCK SUBJECT TO THE PLAN.

                  3.1. The total number of shares of Stock of the Company reserved and available for issuance and distribution pursuant to the Plan shall not exceed, in the aggregate, 750,000 shares of the authorized Stock of the Company, including the 225,165 or more unused shares held over from the Old Plan, subject to adjustment as described below.

                  3.2. Stock which may be issued under the Plan may be either authorized but unissued shares or shares of issued Stock held in the Company's treasury, or both, at the discretion of the Committee. Whenever any Stock is forfeited under the Plan, the shares forfeited shall revert to authorized but unissued shares and may again be reissued hereunder.

                  3.3. In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately adjusted, or new shares shall be issued, as determined by the Committee in its discretion.

         4. DEFINITIONS. As used in this Plan, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "Adjusted Pre-Tax Net Income" means, for any Year, consolidated net income of the Company, before taxes, extraordinary items and bonuses payable to Participants under this Plan, as determined by the Company; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Pre-Tax Net Income of any start-up expenses associated with significant capital expenditures, for a period not to exceed twelve (12) months following start-up, shall be excluded from and not taken into account in determining such Adjusted Pre-Tax Net Income.

2003 Executive Incentive Compensation Plan

                  "Average Divisional ROA Assets" for a division means the sum of the dollar amounts of total divisional assets employed by that division at the end of each month during the Year and during the last month of the prior year, adjusted by subtracting (a) the book value of assets classified as construction-in-progress, (b) the book value of assets placed in service during the Year, and (c) fifty percent (50%) of the book value of assets placed in service during the prior year, and dividing the resulting amount by the number of months of the Year plus one.

                  "Base Salary" means, with respect to a Participant, the regular annual salary approved as "base salary" by the Committee and paid during a Year for services rendered, excluding any cash or stock bonus payments (whether paid under this Plan or otherwise) or severance pay.

                  "Board" means the Board of Directors of the Company.

                  "Bonus Pool" means, for any Year, an amount determined by multiplying Adjusted Pre-Tax Net Income, minus an amount equal to ten percent (10%) of "Average Stockholders Equity," as determined by the Company, by a percentage amount, determined annually by the Committee no later than ninety (90) days after the commencement of the Year for which incentive compensation hereunder may be paid, that shall be no less than five percent (5%) nor more than six and one-half percent (6 1/2%).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means a committee of the Board, as contemplated by
         Section 6.

                  "Company" means Steel Dynamics, Inc., an Indiana corporation, and its subsidiaries.

                  "Corporate Executive Officer" means those persons whose primary responsibilities are company-wide, consisting initially of (a) the Company's President and Chief Executive Officer, (b) the Company's Chief Financial Officer, and (c) such other persons, if any, who may be from time to time designated as a Corporate Executive Officer by the Committee, for purposes of this Plan, no later than ninety (90) days after the commencement of the Year for which incentive compensation hereunder may be paid. Unless changed by the Committee within the foregoing period, with respect to any Year, an officer's designation for Plan purposes, once made, shall continue from year to year.

                  "Corporate Officer" means those persons whose primary responsibilities are company-wide, consisting initially of (a) the Company's Vice President of Sales and Marketing and (b) such other persons, if any, who may be from time to time designated as a Corporate Officer by the Committee, for purposes of this Plan, no later than ninety (90) days after the commencement of the Year for which incentive compensation hereunder may be paid. Unless changed by the Committee within the foregoing period, with respect to any Year, an officer's designation for Plan purposes, once made, shall continue from year to year.

                  "Divisional Executive Officer" means those persons who have both company-wide and direct divisional responsibilities, consisting initially of (a) the Vice President and General Manager of the Company's Butler, Indiana Flat Rolled Division, (b) the Vice President and General Manager of the Company's Columbia City, Indiana Structural and Rail Division, and (c) such other persons, if any, who may be from time to time designated as a Divisional Executive Officer by the Committee, for purposes of this Plan, no later than ninety (90) days after the commencement of the Year for which incentive compensation hereunder may be paid. Unless changed by the Committee within the foregoing period, with respect to any Year, an officer's designation for Plan purposes, once made, shall continue from year to year.

                  "Divisional Officer" means those persons who have both company-wide and direct divisional responsibilities, consisting initially of (a) the general manager of the Company's Pittsboro, Indiana Bar Products Division, (b) the president of the Company's New Millennium Building Systems subsidiary, and (c) such other persons, if any, who may be from time to time designated as a Divisional Officer by the Committee, for purposes of this Plan, no later than ninety (90) days after the commencement of the Year

2003 Executive Incentive Compensation Plan                                     2
         for which incentive compensation hereunder may be paid. Unless changed by the Committee within the foregoing period, with respect to any Year, an officer's designation for Plan purposes, once made, shall continue from year to year.

                  "Divisional Return on Assets" for a division means a percentage established by adding (a) the division's net income for the Year, as determined for corporate consolidation purposes, (b) the amount of certain corporate expenses allocated to that division, and
         (c) the amount of incentive bonus compensation expenses associated with this Plan, and then dividing that sum by the Average Divisional ROA Assets.

                  "Effective Date" has the meaning assigned to such term in
         Section 2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Fair Market Value" means, as of any date, the value of the Stock determined as follows: if the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading date prior to the date of determination, as reported by Dow Jones, in the Wall Street Journal or by such other source as the Committee deems reliable.

                  "Maximum ROA Target" means a Return on Assets percentage, by division, established by the Committee, which shall be no less than twenty-five percent (25%) nor more than thirty-five percent (35%).

                  "Minimum ROA Target" means a Return on Assets percentage, by division, established by the Committee, which shall be no less than four percent (4%) nor more than six percent (6%).

                  "Participant" means those Corporate Executive Officers, Divisional Executive Officers, Corporate Officers and Divisional Officers who, either as defined hereunder or by Committee designation, are designated or selected from time to time to be Participants under this Plan.

                  "Participant's Adjusted Base Salary", as applied within the Bonus Pool component of this Plan, (a) for purposes of either or both of the cash portions of the bonuses described in Sections 5.1 and 5.2, means (i) with respect to any Corporate Executive Officer, two and one-half (2 1/2) times his Base Salary, (ii) with respect to a Divisional Executive Officer, half of his Base Salary multiplied by two and one-half (2 1/2), (iii) with respect to any Corporate Officer, one and one-half (1 1/2) times his Base Salary, and (iv) with respect to any Divisional Officer twenty-five percent (25%) of his Base Salary multiplied by one and one-half (1 1/2); and (b) for purposes of the stock portions of the bonuses described in Sections 5.1 and 5.2, means
         (i) with respect to any Corporate Executive Officer, his Base Salary,
         (ii) with respect to a Divisional Executive Officer fifty percent (50%) of this Base Salary, (iii) with respect to any Corporate Officer, seventy-five percent (75%) of his Base Salary, and (iv) with respect to any Divisional Officer eighteen and three-quarters percent (18.75%) of his Base Salary.

                  "Participant's Bonus Pool Percentage" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries.

                  "Plan" means the Steel Dynamics, Inc. 2003 Executive Incentive Compensation Plan, or as it may be further amended from time to time.

                  "Remaining Bonus Pool" means the excess of the Bonus Pool over the sum of the aggregate cash bonus amounts payable pursuant to Sections 5.1.1.1 and 5.1.2.1.

                  "Restricted Stock" means Stock issued pursuant to the Plan that is not yet vested as contemplated by Section 8.

2003 Executive Incentive Compensation Plan                                     3

                  "Retirement" means voluntary retirement by a Participant who is at least 60 years old.

                  "Stock" means the $0.01 par value common stock of the Company.

                  "Vested Shares" has the meaning assigned to such term in
         Section 8.

                  "Year" means the Company's fiscal year, for which incentive compensation may be payable hereunder.

         5. PAYMENT OF INCENTIVE COMPENSATION. Subject to the terms, conditions and limitations set forth in this Plan, each Year Participants who are Corporate Executive Officers or Corporate Officers may be entitled to receive a cash and a stock bonus under Section 5.1; and Participants who are Divisional Executive Officers or Divisional Officers may be entitled to receive a cash and a stock bonus under both Sections 5.1 and 5.2.

                  5.1. INCENTIVE COMPENSATION FOR CORPORATE EXECUTIVE OFFICERS AND CORPORATE OFFICERS. Each Participant who is a Corporate Executive Officer or a Corporate Officer may be entitled to receive, each Year, incentive compensation based upon a performance-based consolidated Bonus Pool determined in the manner described in Sections
         5.1.1 and 5.1.2.

                           5.1.1.   CORPORATE EXECUTIVE OFFICERS.

                                    5.1.1.1. CASH BONUS. Each Participant who is
                           a Corporate Executive Officer shall receive a cash bonus in an amount, if any, equal to the product of
                           (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two and one-half (2 1/2) times the Corporate Executive Officer's Base Salary.

                                    5.1.1.2. STOCK BONUS. Each Participant who
                           is a Corporate Executive Officer shall also be entitled to receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of
                           (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Corporate Executive Officer's Base Salary.

                           5.1.2.   CORPORATE OFFICERS.

                                    5.1.2.1 CASH BONUS. Each Participant who is
                           a Corporate Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed one and one-half (1 1/2) times the Corporate Officer's Base Salary.

                                    5.1.2.2 STOCK BONUS. Each Participant who is
                           a Corporate Officer shall be entitled to receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of the Corporate Officer's Base Salary.

                  5.2. INCENTIVE COMPENSATION FOR DIVISIONAL EXECUTIVE OFFICERS AND DIVISIONAL OFFICERS. Each Participant who is a Divisional Executive Officer or a Divisional Officer may be entitled to receive, each Year, a cash and a stock bonus, in part, based on a Company-wide performance-based bonus pool

2003 Executive Incentive Compensation Plan                                     4
          determined in the manner described in Section 5.2.1 and, in part, based on divisional performance, determined in the manner described in
          Section 5.2.2.

                           5.2.1.   DIVISIONAL EXECUTIVE OFFICERS.

                                    5.2.1.1. INCENTIVE COMPENSATION BASED ON THE
                           CONSOLIDATED BONUS POOL.

                                            (a) CASH BONUS. Each Participant who
                                    is a Divisional Executive Officer shall
                                    receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two and one-half (2 1/2) times his Base Salary multiplied by fifty percent (50%), or a total of 125% of his Base Salary.

                                            (b) STOCK BONUS. Each Participant
                                    who is a Divisional Executive Officer shall receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed fifty percent (50%) of his Base Salary.

                                    5.2.1.2. INCENTIVE COMPENSATION BASED ON
                           DIVISIONAL PERFORMANCE. No later than ninety days after the commencement of the Year for which incentive compensation may be paid, the Committee shall make two preliminary determinations: (a) a threshold return on assets percentage (the "Minimum ROA Target," as defined) for each separate division, which must be achieved by each such division before any cash or stock bonus may be paid under this
                           Section 5.2 in respect of that division, and (b) a maximum return on assets percentage (the "Maximum ROA Target," as defined) at which level the Divisional Executive Officer or Divisional Officer will be entitled to receive the Divisional Executive Officer's Maximum Divisional Cash Bonus, as defined in Section 5.2.1.1(a), the Divisional Executive Officer's Maximum Divisional Stock Bonus, as defined in Section 5.2.1.1(b), the Divisional Officer's Maximum Divisional Cash Bonus, as defined in Section 5.2.1.2(a), or the Divisional Officer's Maximum Divisional Stock Bonus, as defined in Section 5.2.1.2(b).

                                            (a) CASH BONUS. Each Participant who
                                    is a Divisional Executive Officer shall
                                    receive, for a particular Year, a cash
                                    bonus, if any, in an amount equal to that percentage of the Divisional Executive Officer's Maximum Divisional Cash Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this
                                    Section 5.2.1.2(a), the term "Divisional
                                    Executive Officer's Maximum Divisional Cash
                                    Bonus" means an amount, payable in cash, equal to two and one-half times his Base Salary multiplied by fifty percent (50%), or a total of one hundred twenty-five percent (125%) of his Base Salary.

                                            (b) STOCK BONUS. Each Participant
                                    who is a Divisional Executive Officer shall receive, for a particular Year, a stock bonus, if any, in an amount equal to that percentage of the Divisional Executive Officer's Maximum Divisional Stock Bonus for that Year, established by linear interpolation and

2003 Executive Incentive Compensation Plan                                     5
                                    derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.1.2(b), the term "Divisional Executive Officer's Maximum Divisional Stock Bonus" means an amount, payable in shares of Restricted Stock, having, at the time of issuance, a Fair Market Value equal to fifty percent (50%) of his Base Salary.

                           5.2.2.   DIVISIONAL OFFICERS.

                                    5.2.2.1. INCENTIVE COMPENSATION BASED ON THE
                           CONSOLIDATED BONUS POOL.

                                            (a) CASH BONUS. Each Participant who
                                    is a Divisional Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed one and one-half times (1 1/2) times his Base Salary multiplied by twenty-five percent (25%), or a total of thirty-seven and one-half percent (37.5%) of his Base Salary.

                                            (b) STOCK BONUS. Each Participant
                                    who is a Divisional Officer shall also be entitled to receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of his Base Salary multiplied by twenty-five percent (25%), or a total of eighteen and three-quarters percent (18.75%) of his Base Salary.

                                    5.2.2.2. INCENTIVE COMPENSATION BASED ON
                           DIVISIONAL PERFORMANCE.

                                            (a) CASH BONUS. Each Participant who
                                    is a Divisional Officer shall receive, for a particular Year, a cash bonus, if any, in an amount equal to that percentage of the Divisional Officer's Maximum Divisional Cash Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this
                                    Section 5.2.2.2(a), the term "Divisional
                                    Officer's Maximum Divisional Cash Bonus" means an amount, payable in cash, equal to one and one-half (1 1/2) times his Base Salary multiplied by seventy-five percent (75%), or a total of one hundred twelve and one-half percent (112.5%) of his Base Salary.

                                            (b) STOCK BONUS. Each Participant
                                    who is a Divisional Officer shall receive, for a particular Year, a stock bonus, if any, in an amount equal to that percentage of the Divisional Officer's Maximum Divisional Stock Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into

2003 Executive Incentive Compensation Plan                                     6
                                    one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.2.2(b), the term "Divisional Officer's Maximum Divisional Stock Bonus" means an amount, payable in shares of Restricted Stock, having, at the time of issuance, a Fair Market Value equal to seventy-five percent (75%) of his Base Salary multiplied by seventy-five percent (75%), or a total of fifty-six and one-quarter percent (56.25%) of his Base Salary.

         6.       ADMINISTRATION.

                  6.1. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), unless the Board otherwise provides. The Committee shall in all events and at all times consist of not less than three members of the Board, each of whom shall
         (a) meet the definition of "independence" prescribed from time to time by applicable SEC rules and as required under the applicable listing standards prescribed by Nasdaq or by such other national securities exchange on which the Company's Stock is listed, (b) be a "non-employee director," as such term is defined in Rule 16b-3 promulgated under
         Section 16 of the Exchange Act or any successor provision, and (c) be an "outside director," as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder. In the absence of the appointment or functioning of a Committee, however, the Board members who meet all of the foregoing three criteria shall together constitute and function as the Committee.

                  6.2. The Committee shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code and any other qualifying laws or rules, including applicable independence rules, that may be applicable from time to time. To the extent that any provision hereof is found not to be in compliance with any such rule or requirement, the Committee shall have the full power and authority to effect such changes or amendments, without the necessity of any further approval by stockholders. Subject to the foregoing, the Board may from time to time increase the size of the Committee, appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

                  6.3. The Committee shall have the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.

                  6.4. The Committee shall have the authority and discretion to: (a) annually determine the Bonus Pool, within the limitations described in Section 4; (b) annually designate those persons who shall be classified as Corporate Officers, Corporate Executive Officers, Divisional Officers, or Divisional Executive Officers; (c) annually establish the Minimum ROA Target and the Maximum ROA Target; (d) annually determine, notwithstanding the percentage multiplier specified in Section 4 used to calculate a Divisional Executive Officer's Maximum Divisional Cash Bonus or a Divisional Executive Officer's Maximum Divisional Stock Bonus, what that multiplier shall be, within a range of not less than forty percent (40%) nor more than sixty percent (60%), together with any necessary conforming or reciprocal adjustments to the related percentage multipliers; and (e) annually determine, notwithstanding the percentage multiplier specified in Section 4 used to calculate a Divisional Cash Bonus or a Divisional Officer's Maximum Divisional Stock Bonus, what that multiplier shall be, within a range of not less than sixty-five percent (65%) nor more than eighty-five percent (85%), together with any necessary conforming or reciprocal adjustments to the related percentage multipliers.

                  The Committee's exercise of its authority and discretion hereunder shall in no event be exercised to increase the incentive compensation payable to any Participant subject to Section 162(m) of the Code in excess of the amount determined by the performance measures applicable to that Participant.

2003 Executive Incentive Compensation Plan                                     7

                  6.5. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.

                  6.6. The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 8 below.

         7. AMENDMENT AND TERMINATION. The Board may at any time or from time to time amend this Plan in whole or in part; provided, however, that any amendment that must be approved by the Company's stockholders in order to comply with applicable law or with the rules of any national securities exchange or market upon which the Company's Stock is traded or quoted or to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be deemed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require stockholder approval or in plans for which stockholder approval is not sought. The Board may also terminate this Plan at any time.

         8. FORFEITURE AND VESTING OF RESTRICTED STOCK. Restricted Stock issued to a Participant shall vest and become nonforfeitable as follows: one-third (1/3) of the Restricted Stock shall vest immediately upon issuance, an additional one-third (1/3) will vest one year later, and the balance will vest on the second anniversary of the initial issuance date. Upon termination of the Participant's employment for any reason other than Retirement, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company, and the Participant shall no longer be the owner of or have any interest whatsoever in the forfeitable Restricted Stock.

         9. RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process.

         10. CERTIFICATES. Restricted Stock issued under this Plan shall be registered in the name of each Participant. Stock certificates so issued shall be held by the Company. Stock certificates shall bear such restrictive legends as the Committee may prescribe.

         Subject to all the terms, conditions, and limitations of this Plan, including provisions concerning forfeiture and restrictions on transfer, the Participant shall be the owner of the Restricted Stock with full dividend and voting rights. Upon the request of a Participant, separate stock certificates shall be issued and delivered to the Participant with respect to Vested Shares.

         11.      GENERAL PROVISIONS.

                  11.1. NO GUARANTEE OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

                  11.2. PARTICIPANT TITLES FOR PLAN PURPOSES ONLY. The use of "Executive" or "Officer," alone or in combination anywhere in this Plan, are for purposes solely of establishing different categories of benefits provided by this Plan. Such designations are not intended to confer nor shall they be deemed to confer any status as an officer of the Company, nor shall any such designations be deemed to differentiate the duties, titles or responsibilities of any existing or future officer of the Company.

                  11.3. WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be

2003 Executive Incentive Compensation Plan                                     8
         conditioned on such payment or arrangements and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  11.4. EXPENSES. The expenses of administering the Plan shall be borne by the Company.

                  11.5. FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

                  11.6. GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Indiana.

2003 Executive Incentive Compensation Plan                                     9

[STEEL DYNAMICS LOGO]

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 43023
PROVIDENCE, RI 02940-3023
ATTN:  TAMMIE MARSHALL


VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to STEEL DYNAMICS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                     STDYN1
                                              KEEP THIS PORTION FOR YOUR RECORDS
                                             DETACH AND RETURN THIS PORTION ONLY
--------------------------------------------------------------------------------
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEEL DYNAMICS, INC.

  NOTE:  THE BOARD OF DIRECTORS RECOMMENDS A
  VOTE "FOR" ALL OF THE FOLLOWING ITEMS.
  1.    ELECTION OF DIRECTORS:

        01)   KEITH E. BUSSE           07)   NAOKI HIDAKA
        02)   MARK D. MILLETT          08)   JAMES E. KELLEY
        03)   RICHARD P. TEETS, JR.    09)   DR. JURGEN KOLB
        04)   JOHN C. BATES            10)   DANIEL M. RIFKIN
        05)   PAUL B. EDGERLEY         11)   JOSEPH D. RUFFOLO
        06)   RICHARD J. FREELAND

                        FOR         WITHHOLD          FOR ALL
                        ALL           ALL             EXCEPT

                        [ ]           [ ]               [ ]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------------------------


                                                                                                 FOR     AGAINST    ABSTAIN
VOTE ON PROPOSALS

2.   APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE YEAR 2003.                 [ ]       [ ]        [ ]

3.   APPROVAL OF THE STEEL DYNAMICS, INC. 2003 EXECUTIVE INCENTIVE COMPENSATION PLAN.            [ ]       [ ]        [ ]

4.   TO GIVE PROXIES DISCRETION TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY COME
       BEFORE THE MEETING.

NOTE: Unless otherwise directed, the proxies will vote "FOR" all of the foregoing items.

Please be sure to sign and date this Proxy.

Mark box at right if an address change or comment has been        [ ]
noted on the reverse side of this card.

                                                        YES    NO

HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household        [ ]    [ ]


----------------------------------  ---------
Signature [PLEASE SIGN WITHIN BOX]  Date


----------------------------------  ---------
Signature (Joint Owners)            Date

--------------------------------------------------------------------------------

                                      PROXY

                              STEEL DYNAMICS, INC.

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               STEEL DYNAMICS, INC.'S ANNUAL STOCKHOLDERS MEETING

Keith E. Busse or Tracy L. Shellabarger are appointed proxies, with power of substitution, to vote all of the undersigned's shares held of record March 25, 2003, at STEEL DYNAMICS, INC.'s May 29, 2003 Annual Meeting of Stockholders at 9:00 A.M. EST in the John Whistler Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2003 Proxy Statement, as set forth on the reverse side.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

    ADDRESS CHANGES/COMMENTS:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
            (If you noted any Address Changes/Comments above, please
                  mark corresponding box on the reverse side.)